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                                                                   EXHIBIT 10.15
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                         SUPPLEMENTAL PENSION AGREEMENT
                                    BETWEEN
                                  DANA G. MEAD
                                      AND
                                  TENNECO INC.

          In consideration of his services to Tenneco Inc. and Tenneco Management Company (collectively, the "Company") and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby establishes the supplemental pension plan (the "Plan") described herein for the benefit of Dana G. Mead ("Mead") and his Beneficiaries, as that term is defined herein, and the parties hereto agree as follows, effective September 12, 1995:

          1. Mead shall be entitled to monthly pension benefits from the Company in the amount determined under Section 2 hereof commencing on the first day of the calendar month immediately following the termination of his employment with the Company.

          2. The monthly pension benefits to which Mead shall be entitled shall be equal to the greater of (a) or (b), where

          (a) equals the benefits to which Mead would be entitled under the Tenneco Inc. Retirement Plan (the "TRP"), Tenneco Inc. Benefit Equalization Plan and Tenneco Inc. Supplemental Executive Retirement Plan, computed using Final Average Earnings, as defined in Section 3 hereof, and Years of Credited Service, as defined in Section 4 hereof, and substituting the rules of Sections 1, 5 and 6 hereof for the generally applicable rules of such plans; and

          (b)  equals 2.48% of Mead's Final Average Earnings, as defined in
               Section 3 hereof, times his Years of Credited Services, as defined in Section 4 hereof, but not exceeding 20 Years of Credited Service.

          3. "Final Average Earnings" means the quotient of (i) Mead's Earnings, as defined below, for the 3 calendar years in which his Earnings were the highest in the 5 consecutive calendar year period ending prior to his termination of employment, divided by (ii) 36. "Earnings" means regular base salary plus Executive Incentive Compensation Plan bonus earned (regardless of when paid) with respect to that period.

          4. "Years of Credit Service" means the total of (i) 14 2/3 plus (ii) Mead's Actual Tenneco Service, as defined below. "Actual Tenneco Service" means the period, in whole years and fractions thereof with each month or portion thereof counting as one-twelfth of one year, from April 1, 1992 through the date of Mead's termination of employment with the Company.

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          5.   The benefits provided hereunder shall be paid in the joint and
50% survivor form of annuity if Mead is married at the time benefits are to commence-- i.e., to Mead for life and, after his death, 50% of the monthly amount payable during Mead's life continuing to the spouse, if any, to whom he was legally married at the date of the commencement of payment of benefits hereunder and to whom he was so married on the date of his death. There shall be no reduction in the amount of the benefits payable during Mead's life on account of payment in the joint and 50% survivor form. The benefits provided hereunder shall be paid in the life only form of annuity if Mead is not married at the time that benefit payments are to commence. Subject to the rules stated in the immediately following paragraph, Mead may elect to receive such benefits in another form which is the actuarial equivalent of the normal form of benefit specified above for his marital status at the time in question. At Mead's election, the Company will purchase and distribute to him an annuity contract issued by an insurance company acceptable to Mead to provide such benefits.

          If his termination of employment is effective after he attains age 62 or earlier with the consent of the Company, Mead may elect to receive such benefits in the form of a lump sum distribution. If a lump sum distribution is elected, it shall be computed under the assumptions then in use with respect to the Tenneco Inc. Retirement Plan, or its successor; provided, that in no event shall the interest assumption be greater than the Pension Benefit Guaranty Corporation immediate annuity interest rate in effect as of January 1 of the year in which the payment is to be made, and provided further that the mortality table shall be no less favorable to Mead or his Beneficiary than the 1983 group annuity table, 50% male, 50% female mix.

          6. If Mead dies before commencing to receive the benefits described hereunder, his Beneficiary will receive a death benefit in a lump sum distribution which is the present value of the benefits which he has accrued hereunder as of the date of his death computed in accordance with the rules set forth herein, including the interest assumption specified in Section 5 hereof. Without limiting the generality of the foregoing, it is specifically provided that the special alterative death benefit called for by the TRP as in effect on December 31, 1994, shall apply if that produces a higher benefit. Mead's Beneficiary shall be the person or entity which he has designated on a form filed with the Company prior to his death. If, at the time of his death, no valid beneficiary designation is on file, his Beneficiary shall be his spouse, or, if his spouse does not survive him, his estate.

          7. The benefits provided hereunder are in lieu of any benefits to which Mead might otherwise be entitled under the Tenneco Inc. Retirement Plan, Tenneco Inc. Benefit Equalization Plan or Tenneco Inc. Supplemental Executive Retirement Plan, but shall not adversely affect his entitlement to benefits under any other plan, fund or program maintained by the Company, not shall benefits provided under any other such plan fund or program be offset against or otherwise reduce the benefits provided for hereunder.

          8. This Plan shall be administered by the Company, and the Company shall bear all costs of administration.

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          9.   This Plan contains all of the terms agreed upon by the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and communications between the parties dealing with such subject matter, whether oral or written, including, without limitation, Section 9 of that certain agreement among the parties dated March 12, 1992.

          10. Benefits provided for hereunder may not be assigned or hypothecated, and to the extent permitted by law, no such benefits shall be subject to legal process or attachment for the payment of any claims against any person entitled to receive the same.

          11. If it shall be found that any person to whom a payment is due hereunder is unable to care for his affairs because of physical or mental disability, as determined by a licensed physician, the Company shall have the authority to cause the payments becoming due such person to be made to the legally appointed guardian of any such person or the spouse, brother, sister, or other person as it shall determine. Payments made pursuant to such power shall operate as a complete discharge of the Company.

          12. The Plan shall be construed, regulated and administered according to the laws of the State of Texas.

          13. This Plan shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company in the same manner and to the same extent that the Company would be bound to perform if no such succession had taken place.

          14. This Plan may be amended or terminated only by written agreement between and among the parties hereto.


                              DANA G. MEAD
                              Dana G. Mead


                              TENNECO MANAGEMENT COMPANY


                              By:  ROBERT T. BLAKELY
                              Its: Senior Vice President and chief Financial Officer


                              TENNECO INC.


                              By:  KARL A. STEWART
                              Its:  Vice President and Secretary

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